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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1997, except as to Note 5 for which the date is March 21, 1997 and as to Note 10 for which the date is March 25, 1997 in Amendment No. 1 to the Registration Statement (Form S-1 No. 28491) and related Prospectus of American Disposal Services, Inc. for the registration of up to 2,500,000 shares of its common stock.


                                          ERNST & YOUNG LLP


Chicago, Illinois
June 16, 1997